UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 3, 2017, MyoKardia, Inc. (the “Company”) issued a press release announcing the receipt of the SOE Confirmation Notice (the “Notice”) from Aventis, Inc. (“Aventis”), a wholly-owned subsidiary of Sanofi S.A. (together with Aventis, “Sanofi”), pursuant to the License and Collaboration Agreement dated August 1, 2014 between the Company and Aventis (the “Collaboration Agreement”) and Sanofi’s decision to continue the Collaboration Agreement. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 30, 2016, the Company received the Notice. The Notice serves as formal notification of Sanofi’s decision to continue the research program under the Collaboration Agreement through December 31, 2018. In connection with the continuation of the Collaboration Agreement, Sanofi is required to make a one-time, non-refundable, non-creditable cash payment to the Company of $45.0 million by January 31, 2017.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by MyoKardia, Inc. on January 3, 2017, furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2017	MyoKardia, Inc.

	By:	/s/ Jacob Bauer
Jacob Bauer
Senior Vice President, Finance and Corporate Development (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by MyoKardia, Inc. on January 3, 2017, furnished herewith